UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 2, 2015

VACCINOGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54997	14-1997223
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

979 Fell Street, Baltimore, MD	21231
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 387-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       On October 2, 2015, Ronald Kaiser, notified the Board of Directors (the “Board”) of Vaccinogen, Inc., a Maryland corporation (the “Company”), that he will take a leave of absence and step down from his position as a director effective October 2, 2015. The Board and Mr. Kaiser view this as a temporary leave of absence while Mr. Kaiser attends to personal matters; however, Mr. Kaiser will no longer be a director. The Board may reconsider appointment when Mr. Kaiser becomes available.

(d)       Effective October 2, 2015, the Board appointed Michael Hagerman as a director to fill the vacancy left by Mr. Kaiser. Mr. Hagerman has been appointed to be the Chair of the Audit Committee and a member of the Nominating Committee and the Compensation Committee. There are no arrangements or understandings between Mr. Hagerman and any other person pursuant to which he was appointed as a director.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press release of Vaccinogen, Inc. dated October 6, 2015
Exhibit 99.2	Letter of resignation from Ronald Kaiser dated October 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VACCINOGEN, INC.

Date: October 6, 2015	By:	/s/ Andrew L. Tussing
Andrew L. Tussing
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press release of Vaccinogen, Inc. dated October 6, 2015
99.2	Letter of resignation from Ronald Kaiser dated October 2, 2015